EXHIBIT 32.2
SECTION 906 CERTIFICATION
of Chief Financial Officer
I, Matthew Markin, the Chief Financial Officer of Intercontinental Resources, Inc. (the “Company”), have executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10- QSB for the quarter ended September 30, 2007 (the “Report”).
The undersigned hereby certifies that:
1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of November 16, 2007.
/s/ Matthew Markin
Matthew Markin, Chief Financial Officer